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                                                             Exhibit 10.18

                              CIVIL LEASE AGREEMENT







BETWEEN:          JEROUN S.A.
                  327 Louise Avenue
                  BRUSSELS 1050

                           Represented by Mr. Magnus Claesson

                           Acting in his capacity as Delegated Administrator

                           Hereinafter referred to as "THE LESSOR"



AND:              PHOENIX INTERNATIONAL
                  145 Dieweg
                  BRUSSELS 1180



                           Represented by Mr. Lucien Steru
                           Acting in his capacity as President, Europe
                           Hereinafter referred to as "THE LESSEE"


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THE FOLLOWING HAS HEREBY BEEN AGREED UPON:

ARTICLE I - LEASED PREMISES

THE LESSOR leases to THE LESSEE, who accepts, the following property for exclusive office usage:

Part of the 9th Floor of the building located at 327 Louise Avenue in Brussels 1050, of an approximate surface area of 222 sq. m. (see attached plan), 3 parking spaces and some archive space (7 sq. m) # 15 in -2. The furniture and partitions are part of the leased property and shall be described in the inventory of the premises as mentioned in Article VI.

All other particulars are perfectly known by THE LESSEE, who does not request any further description thereof.

It is expressly specified that under no circumstance shall the leased premises be used for retail activity or craftsmanship directly in contact with the public, so that the present lease is not and shall not ever be governed by the Law of April 30, 1951 on Commercial Leasing.


ARTICLE II - TERM OF LEASE

The lease is entered into for a period of nine (9) consecutive years starting on March 1st, 1998 and terminating automatically at midnight on February 28, 2007.

Each of the parties shall have the right to terminate this agreement at the end of each 3-year period with a notice sent by registered mail to the other party at least six (6) months prior to the end of such 3-year period.

The continued occupation of the leased premises beyond the contractual term of nine (9) years shall in no way constitute a renewal by tacit agreement.


ARTICLE III - RENT AND INDEXATION

The amount of the annual base rent is set at 1,092,100 Belgian francs, payable each quarter and in advance on January lst, April 1st, July 1st and, October 1st of each year, and is to be deposited to the account indicated by the owner.

The rent for the month of March shall be paid prior to March 1st, 1998.
Failure to receive payment upon each due date shall render the rent overdue without the need for a demand letter. The parties expressly agree to adjust the rent presently established according to the variation of the consumer price index published monthly by the Ministry of Economics Affairs.


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Each year, at the anniversary date of the lease, the rent shall be adjusted, automatically and without formal notice, according to the variation of the price index of the month immediately preceding the year-end of the lease, according to the following formula:

BASE RENT X NEW INDEX = ADJUSTED RENT
---------------------
    BASE INDEX

The new index is that of the month which immediately precedes the anniversary date of the beginning of the lease.

The starting index is that of the month which precedes the current month in which this lease agreement is executed, i.e. the index for the month of January 1998 = 125.17 points

The consumer price index of the Kingdom is temporarily replaced by a special index established to this effect, called "health index", i.e. the one for the month of January 1998 is 101.83 points.

The adjusted rent shall never be less than the applicable rent at the adjustment date.


ARTICLE IV - EXPENSES

TAXES

The property withholding tax and all other property taxes levied or to be levied on the leased premises shall be borne solely by THE LESSEE; the same shall apply to all taxes which might be levied on the leased premises due to their occupation or due to the activities of THE LESSEE in these premises.

COMMON EXPENSES

THE LESSEE shall pay his share of the common expenses of the building, as they shall be established by THE LESSOR or the administrator of the building.

The common expenses include all consumption and maintenance costs related to the building, IN particular, without limitation, the consumption of water, electricity, and fuels, and common devices for heating and lighting, the maintenance and cleaning of the building (common areas, facades, etc.), the administrator's fee, the salaries, insurance and fringe benefits of the eventual janitor and of the personnel in charge of the maintenance of the common areas.

The participation of THE LESSEE in these above-mentioned costs shall be proportional to his shares, that is, 438/10,000 for office shares and 21/10,000 for parking shares.

         THE LESSEE shall make an advance payment on the common expenses at the same


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         time and in the same account as the payment of the rent. The first advance payment shall be BEC 72,150 per quarter, estimated according to the average of actual expenses incurred during the four preceding quarters in the building. The expenses for the month of March 1998 shall be paid prior to March 1st, 1998.

At least once a year, THE LESSOR or his administrator shall establish a statement of actual cost of all incurred expenses. THE LESSEE shall have the right to verify, in the premises of THE LESSOR or the administrator, the original documents establishing the expenses. The potential difference between the amount of actual expenses and the advance payments made by THE LESSEE shall be reimbursed by the party concerned to the other, within ten (10) days of its request. At that moment, the future advance payments shall be adjusted according to the actual expenses.

PRIVATE EXPENSES

Shall be borne by THE LESSEE: all private expenses related to the leased premises such as water, electricity, gas, telephone, fax and others, as well as related costs such as the cost of connection, consumption, advance payments, and renting of the meters.


ARTICLE V - PAYMENT AND INTEREST

Without prejudice to all other rights and actions of THE LESSOR, all amounts due or to be due by THE LESSEE under this lease agreement shall bear, as of their due date, automatically and without the need for a demand letter, a penalty interest at a rate of 12% per year.


ARTICLE VI - INVENTORY OF THE PREMISES

Prior to any use of the leased premises by THE LESSEE, it is agreed that an inventory of the premises shall be established by an expert mutually appointed by both parties, each party bearing half of the expenses and fees of the said expert, or if there is no agreement, by two (2) experts, each party shall then appoint and pay his own.

At the expiration of the lease, an inventory of the premises shall be conducted following the same procedure as described above, in order to have an expert establish the amount of damage caused by THE LESSEE and the compensation for the potential unavailability of the premises.

ARTICLE VII - REPAIRS AND MAINTENANCE

THE LESSEE undertakes to use the premises prudently and to maintain them during the entire period of the lease in a good state of repairs.

Only major repairs are the responsibility of THE LESSOR. Other repairs are the responsibility of THE LESSEE; THE LESSEE shall notify, without delay and by registered mail, THE


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LESSOR of all necessary repairs incumbent upon the latter, otherwise he shall be deemed responsible for the degradation which might result and of all harmful consequences.

THE LESSEE shall replace, at his expense, all broken or cracked windows or mirrors, regardless of the cause. THE LESSEE shall repair and, if necessary, replace, at his expense, the locks of doors and windows, the hinges and latches, the taps, the sanitary appliances and, all other devices, except in the case of hidden defects inherent to the installation. THE LESSEE shall protect the water pipes and, the sanitary and central heating installations against frost.

THE LESSEE shall not overload the floors with more than 250 kg per sq. m, including the weight of the partitions, without giving notice to THE LESSOR.

THE LESSEE shall endure the major repairs, which become necessary and which are incumbent upon THE LESSOR, even though they may last longer than 40 days, without claiming any compensation.

When an interruption of the services in the building, is due to a cause beyond the control of THE LESSOR and, as long as he has shown reasonable care to ensure the operation of these services or their restoration, THE LESSEE shall not claim any compensation because of any resulting inconvenience for him.

ARTICLE VIII - TRANSFORMATIONS AND MODIFICATIONS

THE LESSEE shall not proceed with any change, modification, construction or demolition in the leased premises without prior written consent of THE LESSOR.

At the expiration of the lease or in the case of termination, all modifications, transformations or improvements, including the partitions, shall become the property of THE LESSOR, at no cost, and shall be left in good condition; however, THE LESSOR shall have the right to request THE LESSEE that he restore the premises to their original condition as when they were taken, at no cost to THE LESSOR.

ARTICLE IX - GUARANTEE

The Company, Phoenix International Life & Sciences, acts as a guarantor for the proper performance of the obligations of THE LESSEE under this lease agreement. This guarantee shall be confirmed to THE LESSOR in writing before March lst, 1998.

ARTICLE X - SUBLETTING - TRANSFER

The premises leased under this lease agreement shall not be transferred or sublet in all or in any part by THE LESSEE without the prior express and written consent from THE LESSOR. In the case where THE LESSOR would authorize the sublet or the transfer, THE LESSEE and sublessee or the transferor and transferee shall remain jointly responsible towards THE LESSOR for all the obligations under this lease agreement.


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The duration of the sublease shall not in any way last beyond the term of this lease agreement.

ARTICLE XI - INSURANCE

THE LESSEE shall insure his furniture at his expense, at minimum, against the damage which may be caused by fire, explosion, water and breaking glass.

In accordance with Articles 1733 and following of the Civil Code, THE LESSEE shall also insure for the tenant's risks incumbent upon him as well as against third-party claims.

These insurance policies shall be taken out with companies agreed upon by THE LESSOR, and for sufficient amounts. These policies shall stipulate that the coverage may not cease to be effective, for any cause whatsoever, except with a prior one-month notice given to THE LESSOR. THE LESSEE shall distribute copies of the policies to THE LESSOR within thirty (30) days of the effective date of this lease agreement.

If the activity of THE LESSEE leads to an increase in the property insurance premium for the owner, this increase shall be borne by THE LESSEE.

THE LESSEE shall allocate all sums received in virtue of the insurance policies to the restoration of the building and its furniture, and if applicable, he shall provide all the necessary shortfall of funds.

THE LESSEE expressly states that he waives all recourses that he might exercise against THE LESSOR in accordance with Articles 1386 and 1721 of the Civil Code.

ARTICLE XII - TERMINATION BY ORDER OF A COURT

In the event of termination of the present lease due to a fault of THE LESSEE, he shall owe, as an indemnity for the termination, an amount equal to six (6) months of rent, in addition to the rent and the expenses of the current quarter, and to all costs, disbursements, and legal costs resulting from the termination, without prejudice to the application of Article IX.

In the event of a bankruptcy, an out-of-court or court-ordered settlement, a fraudulent bankruptcy, the invalidation or liquidation of THE LESSEE, this lease agreement shall terminate automatically. In such case, THE LESSEE shall be liable for an indemnity equal to six (6) months of rent, without prejudice to the other obligations imposed upon him under this lease in the event of early termination.

 ARTICLE XIII - EXPROPRIATION

In the event of expropriation for public use, THE LESSEE shall not claim any compensation from THE LESSOR; THE LESSEE shall assert his claim only against the expropriating authority.


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ARTICLE XIV- VISITS

During the entire period of the lease, THE LESSOR shall have the right to visit or to have the leased premises visited by one of his representatives, each time that he shall deem appropriate, with a prior appointment taken with THE LESSEE.

During the last six (6) months of the lease and in the event the building is put up for sale, THE LESSEE shall allow visits of the leased premises three (3) days a week, for three (3) consecutive hours. He shall also tolerate the installation, at the most visible locations, of "For Sale" or "For Rent" signs.

ARTICLE XV - REGISTRATION

THE LESSEE shall be responsible for registering this lease agreement. Each of the parties shall bear half of the registration fees, fines and potential duplicate rights.

For the purposes of registration fees only, the parties estimate at 15% of the annual rent the expenses imposed upon THE LESSEE under this lease agreement.

ARTICLE XVI - CHOICE OF RESIDENCE

With regard to anything relating to this lease agreement, THE LESSEE chooses the leased premises as his residence.

ARTICLE XVII - GOVERNING LAW AND JURISDICTION OF COURTS

This lease agreement shall be governed by the laws of Belgium; any dispute related to this lease agreement, or its interpretation, performance or breach, shall be subject to the exclusive jurisdiction of the Courts of Brussels.

ARTICLE XVIII - MISCELLANEOUS

As of December 1st, 1998, THE LESSEE shall have the possibility to lease the remaining available space on the 9th Floor of the premises leased under this lease agreement (+/- 66 sq. m), under the same terms and conditions which apply to the surface areas mentioned in Article I of this lease agreement. The lease of the entire surface area on the 9th Floor shall terminate automatically on February 28, 2007. The intermediate periods shall be the same as those described in Article I of this lease agreement.

This decision shall be notified to THE LESSOR by registered letter no later than September 1st, 1998.

Executed in triple copies, including one for registration purposes, in Brussels, on February 13, 1998.


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THE LESSOR                                  THE LESSEE
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/s/ Magnus Claesson                         /s/ Lucien Steru






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                                    Rider #1
                          to the Civil Lease Agreement
                      entered into as of February 13, 1998



BETWEEN               JEROUN S.A.
                      327 Louise Avenue

                      Brussels 1050

Represented by Mr. Magnus Claesson, Delegated Administrator
Hereinafter referred to as "THE LESSOR"

AND                   PHOENIX INTERNATIONAL
                      327 Louise Avenue
                      Brussels 1050


Represented by Mr. Lucien Steru, President, Europe

Hereinafter referred to as "THE LESSEE"


PREAMBLE

Under a lease agreement executed by the parties hereto as of February 13, 1998 (hereinafter referred to as "THE PRINCIPAL LEASE"), THE LESSOR leased to THE LESSEE 222 sq. m. of the 9th Floor of the building located at 327 Louise Avenue in Brussels 1050, for office usage. THE LESSOR also gave the possibility to THE LESSEE to lease the remaining surface area available on the 9th Floor, under the same terms and conditions.

THE LESSOR hereby also leases to THE LESSEE additional space in the same building.

It is expressly further agreed upon:


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ARTICLE 1: LEASED PREMISES

THE LESSOR leases to THE LESSEE, who accepts, the remaining space of the 9th Floor, that is to say 66 gross sq. m, of the building located at 327 Louise Avenue in Brussels 1050.

All other particulars are perfectly known by THE LESSEE, who does not request any further description thereof.

ARTICLE II: USE OF LEASED PREMISES

The premises are leased exclusively as office space and shall under no circumstance be used for retail activity or craftsmanship directly in contact with the public, so that the present lease is not and shall not ever be governed by the Law of April 30, 1951 on Commercial Leasing.

ARTICLE III: TERM OF LEASE

This lease agreement shall be effective December 1st, 1998 and shall terminate at the same time and under the same terms and conditions as THE PRINCIPAL LEASE.

ARTICLE IV: RENT AND INDEXATION
The present lease is granted and accepted for an annual base rent set at:

          BEC 283,800 for offices (that is to say BEC 4,300/sq. m/yr.)
The rent is payable quarterly and in advance, at the same time and in the same manner as the rent of THE PRINCIPAL LEASE.

The rent shall be indexed at the same time and in the same manner as the rent of THE PRINCIPAL LEASE; the index is the one for the month of January 1998, i.e.,
125.17 points.

ARTICLE V: EXPENSES

All taxes pertaining to the leased premises shall be borne by THE LESSEE.

The participation of THE LESSEE in the common expenses shall be proportional to his shares, that is:

           131 /10,000 for offices

The advance payment on common expenses set forth in Article IV b of THE PRINCIPAL LEASE is increased by BEC 21,450.

THE LESSEE shall pay the common expenses and all taxes provided for in THE PRINCIPAL LEASE as of the effective date of occupation of the leased premises. In any case, the expenses and taxes shall be borne by THE LESSEE no later than as of the effective date of this rider.


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ARTICLE VI: INVENTORY OF THE LEASED PREMISES

An inventory of the premises shall be established in accordance with the provisions of Article VI of THE PRINCIPAL LEASE.

ARTICLE VII:  LEASING GUARANTEE

The leasing guarantee set forth in Article IX of THE PRINCIPAL LEASE shall be increased to an amount equal to six months' rent provided for in Article IV of this rider.

ARTICLE VIII: APPLICATION OF THE PROVISIONS OF THE PRINCIPAL LEASE

All provisions of THE PRINCIPAL LEASE that are not hereby modified or overridden fully apply to this rider.

ARTICLE IX:  REGISTRATION

This rider shall be registered by and at the expense of THE LESSEE.

For the purposes of registration fees, the parties estimate at 15% of the annual rent the expenses imposed upon THE LESSEE under this rider.

Executed in Brussels in three (3) copies, including one for registration purposes, on September 15, 1998.





THE LESSOR                                  THE LESSEE
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/s/ Magnus Claesson                         /s/ Lucien Steru